EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors of Diebold Nixdorf, Incorporated, a corporation organized and existing under the laws of the State of Ohio, do for themselves and not for another, constitute and appoint Jonathan B. Leiken, or any one of them, a true and lawful attorney-in-fact in their names, place and stead, to sign their names to the report on Form 10-K for the year ended December 31, 2020, or to any and all amendments to such reports, and to cause the same to be filed with the Securities and Exchange Commission; it being intended to give and grant unto said attorneys-in-fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned by themselves could do if personally present. The undersigned directors ratify and confirm all that said attorneys-in-fact or either of them shall lawfully do or cause to be done by virtue hereof.

The undersigned have hereunto set their hands as of the date set opposite their signature.

Signature	Date

/s/ Arthur F. Anton	February 19, 2021
Arthur F. Anton

/s/ Bruce Besanko	February 19, 2021
Bruce Besanko

/s/ Reynolds C. Bish	February 19, 2021
Reynolds C. Bish

/s/ Ellen M. Costello	February 19, 2021
Ellen M. Costello

/s/ Phillip R. Cox	February 19, 2021
Phillip R. Cox

/s/ Alexander Dibelius	February 19, 2021
Alexander Dibelius

/s/ Matthew Goldfarb	February 19, 2021
Matthew Goldfarb

/s/ Gary G. Greenfield	February 19, 2021
Gary G. Greenfield

/s/ Kent M. Stahl	February 19, 2021
Kent M. Stahl

/s/ Lauren C. States	February 19, 2021
Lauren C. States